UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 14, 2014

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2014, Sound Community Bank (the "Bank"), the wholly owned operating subsidiary of Sound Financial Bancorp, Inc. (the "Company"), entered into a separation agreement ("Agreement") with Mr. Matthew F. Moran  in exchange for a general release of all claims, agreements, causes of action or obligations or liabilities of whatever kind or nature, including any rights or claims that Mr. Moran may have under the Employment Agreement dated November 1, 2009; the Employment Addendum Agreement dated December 28, 2011 and the Change of Control Agreement dated October 30, 2013 (collectively, the "Employment Agreements"), by and between the Bank and/or the Company and Mr. Moran.  A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Under the Agreement, Mr. Moran's employment with the Bank will terminate as of October 15, 2014 and he will be entitled to receive (i) $37,915.25, to be paid in the form of salary continuation payments at his current annual base salary through December 31, 2014, subject to ordinary deductions and withholdings and (ii) a 9/12ths (or 75%) of any bonus earned by Mr. Moran under the Bank's Annual Incentive Plan for calendar year of 2014, which shall be calculated and paid to Mr. Moran no later than January 31, 2015.  Mr. Moran will also be entitled to exercise any option awards, in accordance with the terms thereof, previously granted to him that are vested and unexercised as of October 15, 2014, the date of Employee's termination of service with the Bank.  The Bank will continue to provide, at the Bank's expense, medical insurance coverage as currently in effect for Mr. Moran, his spouse and any covered dependents through January 31, 2015.

The non-solicitation and confidentiality provisions in Mr. Moran's employment agreement will remain in effect, which prohibit him: (1) for a period of two years after his employment relationship with the Bank is terminated for any reason, from disclosing to others or using, directly or indirectly, any confidential information about the Bank and the Bank's clients and customers that is not available to the general public and was learned by Mr. Moran in the course of his employment by the Bank; and (2) for a period of one year after his employment relationship with the Bank is terminated for any reason, for himself, or as the agent of, on behalf of, or in conjunction with, any person or entity, from soliciting or attempting to solicit, whether directly or indirectly: (i) any employee of the Bank to terminate such employee's employment relationship with the Bank; or (ii) any savings and loan, banking or similar business from any person or entity that is or was a client, employee, or customer of the Bank and had dealt with Mr. Moran or any other employee of the Bank under the supervision of Mr. Moran.  The non-compete provision applies during the period of time following Mr. Moran's separation of service from the Bank during which he receives any payments provided for under this employment agreement.

Item 9.01.  Financial Statements and Exhibits

(c)            The following exhibit is filed as part of this report:

Exhibit 99.1       Settlement Agreement and Release of All Claims

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	October 15, 2014	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO